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                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus of EVI, Inc. and to the incorporation by reference therein of our report dated January 15, 1998, with respect to the consolidated financial statements of Trico Industries, Inc. for the years ended December 31, 1996 and 1995 included in EVI Inc.'s Amendment No. 1 to Form 8-K dated December 2, 1997 on Form 8-K/A filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

San Antonio, Texas
April 6, 1998